Exhibit 99.1

Mobiquity Technologies Expands Media Supply and Provides Innovative New Media Opportunities for Programmatic Advertisers

NEW YORK, March 19, 2019 (PR NEWSWIRE) -- Mobiquity Technologies, Inc. (OTCQB: MOBQ), a company providing mobile first, next generation programmatic advertising capabilities is announcing the addition of three new premium advertising supply partners to the Advangelists platform across display, video, and unique AR/VR technologies.

New supply partners include Admix, Rubicon Project and Column6. Admix develops unique AR (augmented reality) and VR (virtual reality) advertising opportunities. Rubicon Project is a leading global ad supplier with over 50% of US ComScore 100 publishers. Column6 provides direct access to premium video opportunities in the US and Latin America. Together these three supply partners significantly expand the reach of advertiser campaigns and provide highly unique new media opportunities for advertisers seeking to distance their brands from the competition.

“While CTV and video are the fastest growing and most requested element of the Advangelists platform, we are really excited to be providing new media opportunities of augmented and virtual reality for advertisers,” said Dean Julia, CEO of Mobiquity Technologies. “As our roster of advertisers and agencies continues to grow, it is important for us to provide both the scale and reach of premium publishers, simultaneously offering opportunities for marketers to test and learn from innovative new formats of advertising. We believe these new partners meet the diverse demands of our advertisers.”

About Mobiquity Technologies (www.mobiquitytechnologies.com)

Mobiquity Technologies, Inc. (OTCQB: MOBQ), is a mobile first, next generation, platform-as-a-Service (PaaS) company for data and advertising. The company maintains the largest location database available to advertisers and marketers through their data services division. Through Mobiquity Technologies’ Advangelists subsidiary (www.advangelists.com), the company also provides a full featured Ad Tech Operating System (ATOS™) for programmatic advertising technologies and precise mobile data insights on consumer behavior.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

For more information email: press@mobiquitytechnologies.com